Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51691), as amended, of the Triton Energy Limited of our report dated June 18, 2001 relating to the financial statements of the Triton Exploration Services Inc. 401(k) Savings Plan (formerly the Triton Energy Corporation 401(k) Savings Plan), which appears in this Form 11-K.






PricewaterhouseCoopers  LLP
Dallas,  Texas
June    18,  2001